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                                                                    EXHIBIT 10.2



                         SENIOR SECURED PROMISSORY NOTE

$5,000,000.00                                                   Orlando, Florida
                                                                 August 14, 2000



FOR VALUE RECEIVED, the undersigned World Commerce Online, Inc., a Delaware corporation (hereinafter called the "BORROWER" or the "COMPANY"), promises to pay to the order of Interprise Technology Partners, LP (hereinafter referred to as the "LENDER" or the "NOTE HOLDER"), the principal sum hereunder of up to Five Million Dollars ($5,000,000), all in accordance with the terms of that certain Loan and Pledge Agreement of even date hereof between the Lender and the Borrower (the "LOAN AGREEMENT").

This Note is issued pursuant to the Loan Agreement and is entitled to the benefits of the Loan Agreement, and the provisions of the Loan Agreement are hereby incorporated herein by reference with the same effect as if they were set forth in full. The Borrower agrees with the Note Holder that it will perform and discharge each of the applicable covenants and agreements contained in the Loan Agreement as from time to time amended or supplemented.

All loans made by the Note Holder to the Borrower under the Loan Agreement and this Note and all payments of principal with respect thereto shall be recorded by the Note Holder and endorsed on the schedule attached hereto which is part of this Note, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed absent manifest error; provided, however, that the failure of the Note Holder to make any such endorsement or to make such endorsement correctly shall not affect the obligation of the Borrower to repay any loan made by the Note Holder to the Borrower.

Interest on the outstanding principal shall equal to ten percent (10%) per annum and shall accrue from the date on which principal was advanced. Interest shall be calculated on the basis of a three hundred and sixty five (365) day year.

The outstanding principal and interest is payable no later than February 14, 2001 at which time all of the outstanding and unpaid principal and interest shall be due and payable (the "MATURITY DATE").

Both principal and interest due hereunder shall be payable in lawful money of the United States to such address that the Lender shall designate.

1. Application of Payments. Payments received for application to this Note shall be applied first to the payment of accrued interest at the penalty rate specified below, if any; second, to the payment of accrued interest at the rate specified above; and, finally, the balance to reduce the principal amount hereof.


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2. Waivers

   (a) Borrower's Waivers. Borrower and all other makers, sureties, guarantors and endorsers hereof hereby waive presentment, protest, demand, notice or dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note (if any), and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of Borrower.

   (b) No Waiver by Lender. No single or partial exercise by Note Holder of any right hereunder, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Note Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

3. Default

   (a) Event of Default. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder ("EVENT OF DEFAULT"): (i) failure of the Borrower to pay to the Lender promptly when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any of the obligations hereunder including, but not limited to, any installment of principal or of interest due under this Note (after the expiration of any grace period), or any fees owing to the Lender; or (ii) the filing of any petition under the Bankruptcy Act, or any similar federal or state Borrower-creditor statutes, by Borrower, or the filing of such petition against Borrower; (iii) an application for the benefit of creditors by or the insolvency of, Borrower; (iv) the breach of any covenant contained herein.

   (b) Grace Period. Borrower shall have a five (5) business day grace period after the due date of any payment, after the expiration of which this Note shall be considered in default.

   (c) Consequences of Event of Default.

       (i) At any time after the occurrence of the Event of Default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution, or modification of all or any part of the indebtedness evidenced hereby or thereby shall, at the option of the Lender become due and payable without demand upon the Borrower.

       (ii) Upon default in the payment of principal and/or interest when due, all interest and principal outstanding shall, at the discretion of the Lender, become immediately due and payable. Failure to accelerate shall not constitute a waiver of the right to exercise the same in the event of a subsequent default.



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4. Security. This Note shall be secured by a pledge and Borrower hereby grants unto Lender a senior security interest in the Borrower's assets as set forth in that UCC-1 Financing Statement ("UCC-1") filed with the Secretary of State of the State of Florida, all of even date herewith (this Note and UCC-1 shall hereinafter be collectively defined as the "LOAN DOCUMENTS").

5. Penalty Interest. Any amount of principal and/or interest evidenced by this Note which is not paid when due, and is, therefore, delinquent whether at stated maturity by acceleration or otherwise shall bear interest from the day when due until such amount is paid in full payable on demand, at the maximum rate permitted by law not to exceed eighteen percent (18%) per annum.

6. Transferability. This Note and all rights hereunder are transferable, in whole or in part without charge to the Lender, with a properly executed assignment at the principal office of the Borrower.

7. Miscellaneous

   (a) Attorneys Fees. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Lender in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights powers, remedies, and privileges of the Lender hereunder. As used in this Note, the term "ATTORNEYS' FEES" shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Lender in connection with the collection of the Indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre- and post judgment or bankruptcy proceedings.

   (b) Unenforceable Provision. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note.

   (c) Successors and Assigns. This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Note Holder and its successors and assigns

   (d) Amendment. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

   (e) Replacement Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of



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loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any Note, if mutilated, the Company will make and deliver a new Note of like tenor in the principal amount of this Note then outstanding in lieu of such Note. Any Note so made and delivered shall be dated as of the date to which interest shall have been paid on the Note lost, stolen, destroyed or mutilated.

   (f) Notice to Borrower. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (i) delivery to Borrower, (ii) receipt if sent by facsimile transmission (with confirmation of such receipt by the sender) or (iii) mailing such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by written notice to Note Holder. Any notice to Note Holder shall be in writing and shall be given and be effective upon (i) delivery to Note Holder, (ii) receipt if sent by facsimile transmission (with confirmation of such receipt by the sender) or
(iii) by mailing such notice by certified mail, return receipt requested, to Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by written notice to Borrower.

   (g) Governing Law. This Note shall be construed and enforced according to the laws of the State of Delaware without giving effect to its principles of choice of laws.

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION



                                     World Commerce Online, Inc.



                                     By: /s/ Robert Shaw
                                         ---------------------------------------
                                     Name:  Robert Shaw
                                     Title: Chairman of the Board
                                            Chief Executive Officer





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